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                                   EXHIBIT 11


               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                               EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                                                          Three months ended
                                                                               March 31,
                                                                         ----------------------
                                                                         1998(1)        1997(1)
                                                                         -------        -------
Net earnings, basic basis........................................        $15,407        $3,577
Plus: Impact of assumed conversion of the LYONs,
      net of applicable income taxes.............................            624           808
                                                                         -------        ------
Diluted earnings.................................................        $16,031        $4,385
                                                                         =======        ======
Weighted average shares outstanding during the
  period, basic basis............................................         22,485        17,928
Plus: Common stock equivalent shares assumed
      from conversion of options.................................          1,590           692
      Common stock equivalent shares assumed
      from conversion of LYON....................................          3,580         4,792
                                                                         -------        ------
Weighted average shares outstanding during the
  period, diluted basis..........................................         27,655        23,412
                                                                         =======        ======

Basic earnings per share.........................................        $   .69        $  .20
                                                                         =======        ======

Diluted earnings per share.......................................        $   .58        $  .19
                                                                         =======        ======

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(1)    Earnings and weighted average shares outstanding for both 1998 and 1997 include the full period results and impact of Fidelity and Granite combined, as the merger has been accounted for as a pooling-of-interests.